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                                  EXHIBIT 21

                           SUBSIDIARIES OF THE BANK
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                           SUBSIDIARIES OF THE BANK
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         As of June 30, 1998, the Company owned a 64.3% interest in Jamestown
Savings Bank. In addition, the Company owns 100% of the outstanding common stock of Northwest Savings Bank. The following is a list of subsidiaries of Northwest Savings Bank:


Northwest Financial Services, Inc., a Pennsylvania corporation
Great Northwest Corporation, a Pennsylvania corporation
Northwest Consumer Discount Company, Inc., a Pennsylvania corporation which operates under this name in five locations in Western and Central Pennsylvania and also operates:
         d/b/a Northwest Finance Company in Jamestown, NY, a New York
          Corporation
         d/b/a Butler Consumer Discount Company in eight locations in
          Southwestern PA
         d/b/a Preis Consumer Discount Company in one location in Central PA d/b/a Uniontown Financial Services in Uniontown, PA d/b/a Erie Consumer Discount in two locations in Erie, PA d/b/a Franklin Consumer Discount in Franklin, PA d/b/a Corry Consumer
          Discount in Corry, PA
         d/b/a Community Consumer Discount in Warren, PA d/b/a Thrift Financial Services in Indiana, PA d/b/a Clearfield Consumer Discount in Clearfield, PA d/b/a Titusville Consumer Discount in Titusville, PA d/b/a Lewistown Consumer Discount in Lewistown, PA d/b/a Friendly Loan Consumer Discount in Jeannette, PA d/b/a Zelie Consumer Discount in Zelienople, PA d/b/a Johnstown Consumer Discount in Johnstown, PA d/b/a Washington Consumer Discount in Washington, PA d/b/a St. Mary's Consumer Discount in St. Marys, PA d/b/a Brookville Financial Services in Brookville, PA d/b/a Dubois Financial Services in Dubois, PA d/b/a Hazleton Financial Services in Hazleton, PA d/b/a State College Financial Services in State College, PA
Northwest Mortgage Corporation, a Delaware corporation
Northwest Capital Group Inc., a Pennsylvania corporation
Rid-Fed Inc., a Pennsylvania corporation